Exhibit 4.5

          REGISTRATION RIGHTS AGREEMENT FOR SECURITIES


          REGISTRATION RIGHTS AGREEMENT FOR SECURITIES (the
"Agreement"), dated as of October 9, 1996, by and among ICN
Pharmaceuticals, Inc., a Delaware corporation (the "Company") and the Investors (as hereinafter defined).

          This Agreement is made pursuant to the Stock
Subscription Agreement, dated as of even date herewith, by and among the Company and the Investors (the "Subscription
Agreement"). In order to induce the Investors to enter into the Subscription Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

          1.   DEFINITIONS.

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          CERTIFICATE OF DESIGNATIONS shall mean the Certificate of Designations, Preferences and Rights of the Preferred Stock, as filed with the Secretary of State of the State of Delaware.

          COMMON STOCK shall mean the common stock, par value
$0.01 per share, of the Company; PROVIDED, that if the Company's
Common Stock is recapitalized, "Common Stock" shall mean such recapitalized stock.

          COMPANY shall have the same meaning set forth in the preamble.

          EXCHANGE ACT shall mean the Securities Exchange Act of
1934, as amended from time to time.

          HOLDER shall mean each of the Investors or such other Person to whom any such Investor shall have assigned or transferred such Investor's Registrable Securities in accordance with this Agreement. A Person is deemed to be a Holder whenever such Person owns Registrable Securities or Preferred Stock.

          INITIAL ISSUANCE DATE shall mean the date of the initial issuance of the Preferred Stock.

          INVESTORS shall mean the investors specified on the signature page to this Agreement.

          NASD shall mean the National Association of Securities
Dealers, Inc.

          NYSE shall mean the New York Stock Exchange.

          PERSON shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          PREFERRED STOCK shall mean the Series B Convertible
Preferred Stock of the Company, par value $.01 per share, having a liquidation preference of $1000 per share and such other rights and preferences as are set forth in the Certificate of Designations.

          PROSPECTUS shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

          REGISTRABLE SECURITIES shall mean the shares of Common
Stock issued or issuable pursuant to the dividend or conversion provisions of the Certificate of Designations, until such time as they have been sold under a Registration Statement.

          REGISTRATION STATEMENT shall mean any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          SEC shall mean the Securities and Exchange Commission.

          SECURITIES ACT shall mean the Securities Act of 1933, as amended from time to time.

          SUBSCRIPTION AGREEMENT shall have the meaning set forth in the preamble.

          UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          2.   REGISTRATION.

               (a) REGISTRATION STATEMENT. All Registrable Securities shall, within 90 days of the Initial Issuance Date and for so long thereafter as is required by this Agreement, be subject to an effective Registration Statement pursuant to Rule 415 under the Securities Act on any appropriate form under the Securities Act, covering the resale or other disposition of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof as specified by the Holders at any time and from time to time after such issuance. The Registration Statement shall remain effective pursuant to the provisions of Rule 415 of the Securities Act or otherwise until such time (if any) as the Holders, either in the opinion of their counsel or pursuant to a "no-action letter" reasonably satisfactory to counsel for the Holders provided by the staff of the SEC at the request of the Company, are free to sell the Registrable Securities without compliance with the registration provisions under the Securities Act, and any applicable state securities laws.

               (b) NO COMPANY REGISTRATIONS. The Company shall not be permitted to register any securities in any Registration
Statement for sale for its own account.

               (c) PIGGYBACK REGISTRATIONS. (i) The Company shall not be permitted to grant in any Registration Statement any registration rights (the "Piggyback Registration Rights") for any securities other than the Registrable Securities except for the Piggyback Registration Rights granted pursuant to (I) the Common Stock Undertaking, dated as of February 28, 1996, by and among Gly Derm, Inc., certain shareholders set forth in such agreement and the Company, (II) the Common Stock Undertaking, dated as of July 18, 1996, by and among Siemens Medical Systems, Inc. and the Company and (III) the Sale and Purchase Agreement, dated as of September 18, 1996, by and between Organen Teknika Corporation, Akzo Nobel Pharma International B.V. and the Company.

                    (ii)  Notwithstanding any other provision of
this Section 2(c), if the investment banker to the Company shall advise the Company in writing that the inclusion of securities entitled to Piggyback Registration Rights would, in such investment banker's opinion, adversely affect the success of the offering in which such securities entitled to Piggyback Registration Rights are proposed for inclusion, then the securities entitled to Piggyback Registration Rights shall be excluded from any applicable Registration Statement to the extent so recommended in such opinion, to the extent and only to the extent not inconsistent with the terms of the agreements pursuant to which such Piggyback Registration Rights were granted.

                    (iii) Notwithstanding any other provision of this Section 2(c), if any disposition of Registrable Securities is pursuant to a firm commitment underwritten registration, and the managing underwriter or underwriters advise the Company and the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the securities entitled to Piggyback Registration Rights shall participate pro rata with the Holders of Registrable Securities to be disposed of in such underwritten registration to the extent required by such limitation, to the extent and only to the extent not inconsistent with the terms of the agreements pursuant to which such Piggyback Registration Rights were granted.

          3.   REGISTRATION PROCEDURES.

          In connection with the Company's registration obligations pursuant to Section 2, the Company will use its best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as specified by the Holders, and pursuant thereto the Company will:

               (a) as expeditiously as possible but in no event later than forty-five (45) days after the Initial Issuance Date, prepare and file with the SEC a Registration Statement relating to such registration pursuant to Rule 415 under the Securities
Act on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof as specified by the Holders, cooperate and assist in any filings required to be made with the NYSE, any other public exchange or the NASD, and use its best efforts to cause such Registration Statement to become effective; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable
Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

               (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

               (c) notify each Holder of Registrable Securities included in the Registration Statement, their counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purposes,
(4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 3 (m) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

               (d) upon the occurrence of any event contemplated by Section 3(c)(2)-(7) and immediately upon the expiration of any Delay Periods (as defined at the end of this Section (3)), (i) prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and (ii) comply with the obligations of the Company set forth in the last paragraph of this Section 3;

               (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

               (f)  if reasonably requested by a managing
underwriter, if any, or any Holder of Registrable Securities to which a Prospectus relates, immediately incorporate in a Prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the managing underwriter or underwriters, if any, or the intended method of distribution as the managing underwriter or underwriters, if any, or such Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriter or underwriters, if any, the purchase price being paid therefor by such underwriter or underwriters, if any, and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (g)  furnish to each Holder of Registrable
Securities included in such Registration Statement and each managing underwriter, if any, without charge, one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements, schedules and statistical data, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (h)  deliver to each Holder of Registrable
Securities included in such Registration Statement, their counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably require in order to facilitate the disposition of Registrable Securities in accordance with the intended methods of disposition by the sellers thereof set forth in such Prospectus or amendment or supplement; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto, subject to the provisions of the last paragraph of this Section 3;

               (i)  insure that all Registrable Securities
subject to the Registration Statement shall at all times be registered or qualified for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

               (j) cooperate with the Holders of Registrable Securities included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends), representing Registrable Securities to be sold under the Registration Statement; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request prior to any sale of Registrable Securities;

               (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution;

               (l) cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the principal securities exchange or automated interdealer system on which the same type of securities of the Company are then listed or traded;

               (m) enter into such agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (1) obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given by accountants in connection with underwritten offerings, (2) in the case of an underwritten offering, (I) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by such Holders and underwriters, (II) the underwriting agreement shall set forth in full the indemnification and contribution provisions and procedures of Section 5 with respect to all parties (which in all events shall include the underwriters and all Persons who control the underwriters) to be indemnified pursuant to said Section, and (III) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

               (n) make available for inspection by designated representatives of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer or accountant retained by such selling Holders or underwriter all pertinent records and documents as they may reasonably request; provide such persons full access upon reasonable notice and at reasonable times to the personnel, properties and all books, records and other information concerning the Company (other than technical information regarding designs, products, methods of manufacture or research) and will furnish to such persons such financial and operating data, including financial statements, and other information with respect to the business, assets, financial condition and operations of the Company as such persons shall from time to time reasonably request; and the Company will permit such persons access to the Company's personnel, consultants, agents, attorneys, accountants, customers, suppliers, bankers, and others who have significant relationships with the Company and the Company's assets, books and records and the Company shall provide such persons with any further information concerning the Company to enable such persons to conduct an ongoing due diligence review of the Company; PROVIDED, HOWEVER, that any records, information or documents that are confidential in nature shall be furnished by the Company only after the execution of a confidentiality agreement by such persons;

               (o) cause the Holders of Registrable Securities to receive the following opinions (I) dated the date that the Registration Statement is declared effective by the SEC and (II) dated within ten (10) days following the filing by the Company of its annual report on Form 10-K for its most recently completed fiscal year, so long as the Registration Statement is effective:

               1)  an opinion of Fried, Frank, Harris, Shriver &
Jacobson, or such other outside counsel to the Company satisfactory to the Holders, to the effect that:

                    (i)  the statements (A) in the Prospectus
under the caption "Description of Capital Stock" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                    (ii) such counsel is of the opinion that the Registration Statement and accompanying Prospectus (except for financial statements, schedules and financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder; and

                    (iii)  in the opinions required to be
delivered pursuant to clause (II) above: In the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the documents incorporated by reference therein, other than the Company's Annual Report on Form 10-K for each fiscal year ending on or after December 31, 1996 (each an "ICN Form 10-K")), such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company. Between the date of the Registration Statement and the time of delivery of the opinion, such counsel participated in additional conferences in connection with the preparation of the ICN Form 10-K with certain officers and representatives of, and independent public accountants for, the Company at which the contents of the ICN Form 10-K were discussed. Such counsel did not participate in the preparation or drafting of any other document incorporated by reference in the Registration Statement and the Prospectus.
Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process and in the preparation of the ICN Form 10-K, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, including the documents incorporated by reference, and has not made any independent check or verification thereof. Subject to the foregoing and on the basis of the information such counsel gained in the course of the performance of the services referred to above, including information obtained from the officers and other representatives of the Company, no facts have come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the time of the filing of the ICN Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
In each case, however, such counsel expresses no view or belief with respect to financial statements, notes, schedules or financial or statistical data included, or incorporated by reference, in the Registration Statement or the Prospectus;

               2)  an opinion of Proskauer, Rose, Goetz &
Mendelsohn, or such other outside counsel to the Company satisfactory to the Holders, to the effect that after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in any Registration Statement or accompanying Prospectus and are not so described; and

               3)  an opinion of David Watt, Executive Vice
President, General Counsel and Corporate Secretary of the
Company, or any other executive officer of the Company that may come to hold such similar office, to the effect that:

                    (i)  the Company is in good standing under
the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in any Registration Statement and accompanying Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (ii)  each subsidiary of the Company is
validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in any Registration Statement and accompanying Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (iii)  the statements (A) in the Prospectus
under the caption "Description of Capital Stock" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (iv)  after due inquiry, such counsel does
not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in any Registration Statement or accompanying Prospectus and are not so described or any of the statutes, regulations, contracts or other documents that are required to be described in any Registration Statement or accompanying Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

                    (v)  such counsel (A) is of the opinion that
any Registration Statement and accompanying Prospectus (except for financial statements, schedules and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, (B) has no reason to believe that (except for financial statements, schedules and statistical data as to which such counsel need not express any belief) any Registration Statement or accompanying Prospectus at the time that the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements, schedules and statistical data as to which such counsel need not express any belief) any Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than ninety (90) days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          The Company's failure to take any of the actions required pursuant to this Section 3 shall have the effect specified in the Certificate of Designations.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(2)-(7) or upon receipt of any notice from the Company of the commencement of any Delay Period (as defined below), such Holder will, if the occurrence of such event or period so requires, forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed or that the applicable Delay Period has ended, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus (the period from and including the date of receipt of any such notice requiring the discontinuance of the disposition of Registrable Securities to and including the date that the Holder shall have received such supplemented or amended Prospectus, advice and additional or supplemental filings being hereinafter termed a "Blackout Period"), and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall have the right
(i) to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose and (ii) to satisfy SEC requirements relating to the financial statements of businesses acquired, in either case by suspending the use of the Registration Statement for a reasonable length of time not exceeding an aggregate of ninety (90) days in any 360 day period (a "Delay Period").

          4. REGISTRATION EXPENSES. (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees with respect to the registration and filings required to be made with the NYSE, fees, costs and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any "cold comfort" letters required by or incident to such performance), securities acts liability insurance if the Company so desires and fees and expenses or other Persons, including special experts, retained by the Company will be borne by the Company whether or not the Registration Statement becomes effective. In addition, the Company shall pay the reasonable fees and expenses for not more than one counsel to the sellers of Registrable Securities in connection with each registration hereunder, such counsel to be designated by the Holders of a majority of the Registrable Securities to be sold pursuant to such registration. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed.

          (b) The Investors participating in any sale of Registrable Securities shall pay all underwriting discounts and selling commissions applicable to such sale of Registrable Securities and all fees and disbursements of counsel incurred in any such sale of Registrable Securities not otherwise provided for in this Agreement.

          5.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Holder, its directors and officers and each person, if any, who controls each Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Holder or other person may become subject to under the Securities Act or under the Exchange Act or otherwise, arising from or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company's indemnification obligations shall not extend to any misstatement or alleged misstatement or omission or alleged omission with reference to information relating to any Holder furnishing in writing by or on behalf of such Holder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; and PROVIDED FURTHER that the indemnification contained in this paragraph (a) with respect to any preliminary Prospectus shall not inure to the benefit of any Holder (or to the benefit of any Person controlling such Holder) on account of any such loss, claim, damage, liability or expense arising from the sale of the Registrable Securities by such Holder to any person if a copy of the Prospectus shall not have been delivered or sent to such Person within the time required by the Securities Act and the regulations thereunder (if such Prospectus is so required to be delivered), and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Holders in requisite quantity on a timely basis to permit such delivery or sending.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder, from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company or such person may become subject to under the Securities Act or under the Exchange Act or otherwise, arising from or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Holder furnishing in writing by or on behalf of such Holder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph
(a) or (b) of this Section 5, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of other counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; PROVIDED, HOWEVER, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one firm of local counsel in any jurisdiction) for all indemnified parties, their directors, officers and all persons, if any, who control such indemnified parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. In the case of any such separate firm, such firm shall be designated in writing by a majority of the indemnified parties. All such fees and expenses shall be reimbursed as they are incurred; PROVIDED, HOWEVER, that if it is subsequently determined by a court of competent jurisdiction not subject to appeal that such indemnified party was not entitled to such indemnification, then the indemnified party shall promptly reimburse the indemnifying party for all the fees and expenses of such separate firm of counsel previously paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, suits, damages, causes of action, liabilities, costs and expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, suits, damages, causes of action, liabilities, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and by the indemnified party or parties on the other hand in connection with the actions that resulted in such losses, claims, suits, damages, causes of action, liabilities, costs and expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying part or parties on the one hand and of the indemnified party or parties on the other hand in connection with the actions that resulted in such losses, claims, suits, damages, causes of action, liabilities, costs and expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or other action arising under the Securities Act or the Exchange Act relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective number of shares of Preferred Stock they have purchased, and not joint.

          (e) The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, suits, damages, causes of action, liabilities, costs and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify and contribute any amount in excess of the amount by which the total price at which the shares of Common Stock offered by such Holder and distributed to the public were offered to the public exceed the amount paid by such Holder for the underlying Preferred Stock converted into such shares of Common Stock. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, its officers or directors or any person controlling such Holder; or the Company, its officer or directors or any person controlling the Company and (iii) acceptance of any payment for any of the Preferred Stock.

          6.   SEC FILINGS.

          The Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder. The Company shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act to be mailed to the Holders of Registrable Securities (no later than the date such materials are mailed to the Company's stockholders). If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the Holders of Registrable Securities, within one hundred twenty
(120) days after the end of each of the Corporation's fiscal years and within sixty (60) days after the end of each of its first three fiscal quarters.

          7.   UNDERWRITTEN REGISTRATION.

          If any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities to be sold in such offering, which investment banker or investment bankers or manager or managers will be reasonably satisfactory to the Company.

          Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and
(b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          8.   MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENT. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person, and will not on or after the date of this Agreement enter into any agreement with respect to its securities, which in either case is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

               (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders owning at least a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders may be given by Holders owning a majority of the shares of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (c) NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered by facsimile transmission to the below listed facsimile numbers, with a confirmation of such facsimile transmission sent by certified or registered mail, postage prepaid, to the following addresses:

          If to the Investors:

          At their facsimile number and address specified on Schedule A hereto

          Copy to:

          Schulte Roth & Zabel LLP
          900 Third Avenue
          New York, New York 10022
          Fax No.: (212) 593-5955
          Attention: Burton Lehman, Esq.

          If to the Company:

          ICN Pharmaceuticals, Inc.
          3300 Hyland Avenue
          Costa Mesa, California
          Fax No.: (714) 641-7206
          Attention: David C. Watt, Esq.

          Copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, N.Y. 10004
          Fax No.: (212) 859-8586
          Attention: Jeffrey Bagner, Esq.

and thereafter at such other facsimile number or address, notice of which has been given in accordance with this Section 8(d). Each such notice or communication shall be deemed to be effective when such facsimile transmission is transmitted to the facsimile number specified in this Section 8(d) and the appropriate answerback is received.

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties and subsequent Holders of Preferred Stock who agree to be bound by all of the terms and conditions of this Agreement.

               (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

               (g) HEADING. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

               (h) GOVERNING LAW. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

               (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (j)  ENTIRE AGREEMENT.  This Agreement, the
Subscription Agreement and the Certificate of Designations are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement, the Subscription Agreement and the Certificate of Designations supersede all prior agreements and understandings between the parties with respect to such subject matter.

               (k) ATTORNEYS' FEES. The prevailing party, as determined by the judge presiding over the action or proceeding, in any action or proceeding brought to enforce any provision of this Agreement, or any party validly asserting any provision hereof as a defense in any such action or proceeding, shall be entitled to recover reasonable attorneys' fees, in addition to costs and expenses and any other available remedy.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         COMPANY:

                              ICN PHARMACEUTICALS, INC.


                              By:
                                --------------------------------
                                Name:
                                Title:

                  REGISTRATION RIGHTS AGREEMENT




INVESTOR:




By:
   --------------------
   Name:
   Title:


                                                       SCHEDULE A


                             NOTICES


CIBC Wood Gundy
  Securities Corp.
425 Lexington Avenue
New York, NY 10017
Facsimile Number: (212) 885-4998
Attention: Walter F. McLallen IV


Halifax Fund, L.P.
c/o The Palladin Group, L.P.
40 West 57th Street
New York, 10019
Facsimile Number: (212) 698-0554
Attention: Jeffrey Devers


Ramius Fund Limited
c/o The Palladin Group, L.P.
40 West 57th Street
New York, 10019
Facsimile Number: (212) 698-0554
Attention: Jeffrey Devers


Palladin Partners, L.P.
c/o The Palladin Group, L.P.
40 West 57th Street
New York, 10019
Facsimile Number: (212) 698-0554
Attention: Jeffrey Devers


Gershon Partners, L.P.
c/o The Palladin Group, L.P.
40 West 57th Street
New York, 10019
Facsimile Number: (212) 698-0554
Attention: Jeffrey Devers


Cerberus Partners, L.P.
950 Third Avenue
20th Floor
New York, NY 10022
Facsimile Number: (212) 421-2947
Attention: Michael Hisler


Hare & Co.
c/o MacKay- Shields
  Financial Corporation
9 West 57th Street
New York, NY 10019
Facsimile Number: (212) 758-4737
Attention: Linda Grillo


Cypress & Co.
c/o MacKay- Shields
  Financial Corporation
9 West 57th Street
New York, NY 10019
Facsimile Number: (212) 758-4737
Attention: Linda Grillo


Daffodil & Co.
c/o MacKay- Shields
  Financial Corporation
9 West 57th Street
New York, NY 10019
Facsimile Number: (212) 758-4737
Attention: Linda Grillo